Exhibit 99.1

Wrap Acquires W1 Global: Expands Managed Services with Former FBI, DEA, and DoD Leadership to Accelerate Made-in-America End-to-End Solutions

Adds international network of law enforcement and intelligence professionals, meeting market need for Managed Safety and Response, Training, Tactics, and American Technology-Driven Professional Services

This news follows: Wrap Unveils Managed Safety and Response (MSR) Connected Ecosystem in Virginia

Norton, VA — February 24, 2025 – Wrap Technologies (NASDAQ: WRAP) (“Wrap” or, the “Company”) today announced it has completed the acquisition of W1 Global, LLC (“W1”) a preeminent professional services and consulting firm led by an executive team of former high-ranking law enforcement and U.S. Intelligence Community professionals, with deep competencies in complex international criminal investigation, regulatory matters and compliance issues.

The acquisition of W1 is expected to increase Wraps access to the skill and experience of this distinguished group, as well as expand the international reach of its MSR Connected Ecosystem. It is also expected to support a tech-enabled enhancement of the suite of professional and consulting services that W1 has provided to its clients all over the world.

Wrap’s acquisition has now assembled a deep team of senior leaders from both the public sector and national security agencies:

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Professional Services will be led by Bill McMurry, a career law enforcement and intelligence professional. Mr. McMurry is a retired FBI Supervisory Special Agent who served in the FBI’s New York Office for twenty-four years. Mr. McMurry worked closely with the US DOJ, DEA, ATF, HSI, OFAC, DOD and the USIC to develop a national strategy to implement a whole of government response to combat the threat posed by Transnational Organized Crime.

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Managed Safety and Response will be led by Jim DeStefano, former Assistant Special Agent in Charge of a Special Operations Branch responsible for the New York field division’s preparation for, response to, and recovery from all crisis and special events – including training and tactics in response to emotionally disturbed persons. John Penza, adds experience from state and federal corrections, local law enforcement, and as the former New York Division’s Assistant Special Agent in Charge of the Violent Crimes and Drug Trafficking Branch.

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Investigative, Regulatory and Compliance professional services will be supported by Ric Bachour, a former local and state police officer, U.S. Marine, and Purple Heart recipient. His international experience includes leadership roles in the DEA Sensitive Undercover Operations Unit, Special Operations, and DEA’s Foreign and Domestic Field Offices.

Additional Talent Pipeline and International Go-To-Market

Wrap anticipates accessing a deep talent pool as individuals transition from long government tenures, marking the first of many strategic talent acquisitions to meet growing market demands.

The W1 Global transaction is expected to position Wrap for international expansion by leveraging W1's global network and expertise in investigative services. This in-country support network, consisting of former government personnel, provides valuable entry points for global distribution while aligning with U.S. resources and support systems.

End-to-End Ecosystem

The W1 Global transaction creates an end-to-end ecosystem with two key business lines: leveraging top talent to deliver comprehensive Managed Safety and Response (MSR) solutions and expanding tech-enabled professional services to enhance client support. Both companies’ clients demonstrate a strong appetite for each other’s services—Wrap’s international clients show significant interest in investigative services, while W1 Global’s clients are keen on Wrap’s BolaWrap, drones, and expanding cyber solutions within the MSR portfolio. This strategic combination effectively meets the market demand for integrated safety and technology-driven professional services, driving growth and enhancing client support.

Scot Cohen, Chairman and Chief Executive Officer of Wrap, commented, “The acquisition of W1 Global is a transformational step in establishing Wrap as a leader in Managed Safety and Response services. It is expected to drive immediate revenue growth, be accretive, and create synergies with our existing business, including the revamped BolaWrap program, while supporting our expanding global channel system.”

Bill McMurry, Chief Executive Officer of W1 Global, commented, “W1 and Wrap can now deliver comprehensive MSR solutions with expert consulting, integration, and customization. By combining cutting-edge technology like the BolaWrap with professional services, we hope to ensure seamless implementation and continuous support. Our deep industry expertise is expected to allow us to optimize safety solutions for public safety agencies, effectively addressing complex challenges.”

About Wrap Technologies, Inc.

Wrap Technologies, Inc. (Nasdaq: WRAP) is a leading global provider of advanced public safety solutions, integrating ultramodern technology, cutting-edge tools, and comprehensive services to address the complex, modern day challenges facing public safety organizations around the world. Guided by a no-harm principle, Wrap is dedicated to developing groundbreaking solutions that empower public safety agencies to safeguard the communities they serve in a manner that fosters stronger relationships, driving safer outcomes, empowering public safety and communities to move forward together.

Wrap’s BolaWrap® solution encompasses an innovative and patented hand-held remote restraint device, strategically engineered with Wrap’s no-harm guiding principle to proactively deter escalation by deploying a Kevlar® tether that safely restrains individuals from a distance. Combined with BolaWrap® training, certified by the esteemed International Association of Directors of Law Enforcement Standards and Training (IADLEST), Wrap enables officers from over 1000 agencies across the U.S. and 60 countries around the world, with the expertise to effectively use BolaWrap® as an early intervention measure, mitigating potential risks and injuries, averting tragic outcomes, with the goal to save lives with each wrap.

Wrap Reality™, the Company’s advanced virtual reality training system, is a fully immersive training simulator and comprehensive public safety training platform that equips first responders with the discipline and practice to prevent escalation, de-escalate conflicts, and apply appropriate tactical use-of-force measures to better perform in the field. By offering a growing range of real-life scenarios, Wrap Reality™ addresses the dynamic nature of modern law enforcement situations for positive public safety outcomes, building safer communities one decision at a time.

Wrap’s Intrensic solution is a comprehensive, secure and efficient body worn camera and evidence collection and management solution designed with innovative technology to quickly capture, safely handle, securely store, and seamlessly track evidence, all while maintaining full transparency throughout the process. With meticulous consolidation and professional management of evidence, confidence in law enforcement and the justice system soars, fostering trust and reliability in court outcomes. Intrensic’s efficient system streamlines the entire process seamlessly, empowering all public safety providers to focus on what matters, expediting justice with integrity.

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Trademark Information

Wrap, the Wrap logo, BolaWrap®, Wrap Reality™ and Wrap Training Academy are trademarks of Wrap Technologies, Inc., some of which are registered in the U.S. and abroad.  All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the expected benefits of the acquisition of W1, the Company’s ability to maintain compliance with the Nasdaq Capital Market’s listing standards; the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce products for its customers; the Company’s ability to develop sales for its products; the market acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solutions; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the United States; the ability to obtain patents and defend intellectual property against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations Contact:

(800) 583-2652
ir@wrap.com